    As filed with the Securities and Exchange Commission on October 1, 2001
                                            Registration Statement No. 333-59119

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                  AMENDMENT NO. 1
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         TIME LENDING, CALIFORNIA, INC.
                 (Name of Small Business Issuer in its Charter)
                              --------------------

           Nevada                         1520                     33-0730042
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Number)      Identification No.)
                              --------------------

                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
          (Address and telephone number of principal executive offices)
                              --------------------

                           Michael F. Pope, President
                         Time Lending, California, Inc.
                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
            (Name, address and telephone number of agent for service)
                              --------------------

                                   Copies to:

                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                        120 Newport Center Dr., Suite 200
                         Newport Beach, California 92660
                            Telephone: (949) 760-6880
                            Facsimile (949) 760-6815

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.
                              --------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED
                                                                PROPOSED        MAXIMUM
                                                                MAXIMUM        AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                       AMOUNT TO BE    OFFERING PRICE     OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED(1)   PER SECURITY (1)    PRICE             FEE
---------------------------                  -------------   ----------------    -----             ---
Common Stock, $0.001 par value                 2,000,000           $.20          $400,000        $100.00

Common Stock, $0.001 par value
offered by selling shareholders                  600,000          $0.20          $120,000         $30.00

Common Stock, $0.001 par value, underlying        50,000         $0.001               $50          $0.01
Common Stock Purchase Warrants, $0.001
exercise price (3)

Total                                          2,650,000                         $520,050        $130.01

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2)      Paid herein by electronic transfer.
(3) Represents Common Stock issuable upon exercise of the Common Stock Purchase Warrant issuable to Iwona J. Alami for legal services ("Alami Warrant"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may become issuable by reason of the antidilution provisions of the Alami Warrant.

         The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.

         Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.

                  Subject to completion, dated October , 2001

                             PRELIMINARY PROSPECTUS

                          TIME LENDING, CALIFORNIA, INC.

   2,000,000 SHARES OF COMMON STOCK OFFERED BY TIME LENDING, CALIFORNIA, INC.
         650,000 SHARES OF COMMON STOCK OFFERED BY SELLING SHAREHOLDERS

         Time Lending, California, Inc., a Nevada corporation, referred to as "we", "Time Lending" or the "Company", which includes our operating subsidiaries unless otherwise noted, is offering on a self-underwritten, best efforts basis, with no minimum, 2,000,000 shares of our Common Stock, for an initial offering price of $0.20 per share; the 650,000 shares of our Common Stock are being offered by certain selling shareholders identified in this prospectus, including the resale of 50,000 shares underlying the Alami warrant, for an offering price of $0.20 per share, collectively, the "offering". We will not receive any proceeds from the sale of the shares by the selling shareholders. Selling shareholders will be responsible for their own selling expenses, other than the expenses of this offering.

         The shares will be sold by our officers and directors. No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Even if not all, or very few, of the 2,650,000 shares are sold, we will not refund any payments for the shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until March 31, 2002, unless we decide to cease selling efforts prior to this date.

         Prior to this offering there has been no public market for the trading of the shares.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      Per Share         Total
          Public Offering Price         $.20          $520,050

                 The date of this prospectus is October , 2001

         YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                                TABLE OF CONTENTS
                                                                                                               Page
PROSPECTUS SUMMARY................................................................................................6

RISK FACTORS......................................................................................................8

USE OF PROCEEDS..................................................................................................19

DIVIDEND POLICY..................................................................................................21

MARKET PRICE OF COMMON STOCK.....................................................................................21

DILUTION OF THE PRICE PAID FOR THE SHARES........................................................................21

CAPITALIZATION...................................................................................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................................................25

BUSINESS ........................................................................................................29

MANAGEMENT.......................................................................................................32

PRINCIPAL AND SELLING STOCKHOLDERS...............................................................................36

DESCRIPTION OF SECURITIES........................................................................................38

SHARES ELIGIBLE FOR FUTURE SALE..................................................................................40

PLAN OF DISTRIBUTION.............................................................................................40

LEGAL MATTERS....................................................................................................42

EXPERTS  ........................................................................................................42

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................42


                               PROSPECTUS SUMMARY

         You should read the entire prospectus, specially "Risk Factors," beginning on Page 8, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.

                               GENERALLY ABOUT US

         We, Time Lending, California, Inc., are engaged through our three subsidiaries in the real estate sales, loans, management and direct mailing for mortgage companies and similar real estate related businesses. Time Lending is a real estate and mortgage company, which offers different products and services for each business. The real estate business is primarily a service business where the real estate broker or agent provides all of the services necessary to a home buyer or seller to insure satisfactory completion of the intended real estate transaction. Time Lending buys and sells real estate for profit. We currently own three single family homes in California and Nevada. We intend to buy and sell homes in its normal course of business. We purchase foreclosures, repair them and resell them at market, capturing a gain on sales.

         Time Lending's mortgage division provides many services to the mortgage applicant, including how much the borrower may qualify for and afford in terms of mortgage payment, insurance and taxes, providing loan programs agreeable to the borrower and assisting with the mortgage application and all other documentation to insure a timely close. We are a mortgage broker, not a lender. Mr. Pope is the broker-officer for Time Lending and holds a corporate officer broker license with the California Department of Real Estate. This is the type of license the lending institutions require Time Lending to have to represent these companies as an agent.

         Time Lending's Direct Mail Marketing Division is a full service direct mail marketing service which prints and mails mortgage solicitations to potential home borrowers on behalf of mortgage companies to generate mortgage leads to help them increase their mortgage business.

         We are offering a total of 2,650,000 shares of common stock of Time Lending at $0.20 purchase price per share. The 650,000 shares out of the 2,650,000 total amount is being offered by the selling shareholders. If all the shares are sold in this offering, we will have 3,250,000 shares issued and outstanding following this offering.

         Our principal executive offices are located at 1040 East Katella Avenue, Suite B1, Orange, California 92867 and our phone number is (714) 288-5901.


                                  THE OFFERING
Securities offered                  2,000,000 shares of common stock offered by Time Lending
                                      650,000 shares of common stock offered by Selling Shareholders

Total offering                      2,650,000 shares of common stock

Common stock outstanding            1,250,000 shares; includes 600,000 offered by prior to
                                    the offering selling shareholders, excludes the 50,000 shares underlying the Alami Warrant

Common stock to be outstanding      3,250,000 shares;
after the offering                  excludes 50,000 shares underlying the Alami Warrant.

Terms of the offering               There is no minimum offering. Accordingly, as we sell shares of common stock, we will use the proceeds for our activities. The offering will remain open until March 31, 2001, unless we decide to cease selling efforts prior to this date.

Use of proceeds                     We intend to use the net proceeds of this offering  as follows:

                                    o   Expanded marketing of the direct mail marketing
                                        division (as Signature Marketing).

                                    o   Expanded direct mail marketing and the hiring of
                                        added loan originators for the mortgage division.

                                    o   Working capital and general corporate purposes.

Plan of distribution                This is a direct participation with no minimum offering. We have not accepted commitments from prospective purchasers of our shares. The shares will be offered and sold by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf. We have not retained a registered broker-dealer as of the date of this filing. No shares offered by the selling shareholders will be sold until at least 25% of common stock offered by Time Lending is sold.


                                  RISK FACTORS

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

         If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.

RISKS RELATING TO OUR BUSINESS

WE CANNOT BE CERTAIN THAT WE WILL BE PROFITABLE IN THE FUTURE.

         We cannot assure you that we will ever become or remain profitable. Our future profitability will depend on economic conditions impacting the housing industry. We cannot be certain that we will be able to accurately predict our revenues, particularly due to the general uncertainty of the current economic situation.

OUR BUSINESS CAN BE NEGATIVELY AFFECTED BY THE CYCLICAL AND CHANGING NATURE OF THE REAL ESTATE AND MORTGAGE MARKETS.

         The real estate sales industry is cyclical and affected by changes in general and local economic conditions including employment levels, demographic considerations, availability of financing, interest rate levels, consumer confidence and housing demand. The risks inherent in purchasing and selling real property and loan origination increase as consumer demand for housing decreases. Because of the long-term financial commitment involved in purchasing a home, general economic uncertainties tend to result in more caution on the part of home buyers, which, in turn, tends to result in fewer home purchases and negative impact on our other operations related to real estate.
Increases in interest rates and a decrease in the availability in financing could result in significantly fewer sales of our homes and could affect our results of operations.

OUR BUSINESS MAY BE AFFECTED NEGATIVELY BY VARIOUS NATIONAL AND LOCAL ECONOMIC CONDITIONS.

         Virtually all purchasers of the homes we sell finance their purchases with mortgage financing from lenders. In general, housing demand is adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment. If mortgage interest rates increase and the ability of prospective buyers to finance home purchases is adversely affected, our residential real estate sales, gross margins and net income may be adversely affected. Since our operations are concentrated in Southern California and Nevada, any economic downturn in this region of California and Nevada could materially adversely affect our operations.

THE VARIABILITY IN THE RESULTS OF OUR OPERATIONS IS DEPENDENT ON VARIOUS
FACTORS.

         We have experienced, and expect to continue to experience, significant variability in sales and net income. Factors that contribute to variability of our results include:

         o the condition of the real estate markets and economies in which we operate;
         o the cyclical nature of the real estate sales industry and changes in prevailing interest rates;
         o        conditions of supply and demand in local markets;

         o weather conditions and natural disasters, such as hurricanes, earthquakes and wildfires;
         o        changes in government regulations;
         o increases in real estate taxes and other local government fees.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

         The sale of residential properties and loans is highly competitive and fragmented. We compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous other brokers.

LACK OF ADDITIONAL FINANCING FOR OUR OPERATIONS MAY LIMIT OUR GROWTH.

         Our independent certified public accountants have pointed out that we have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. We can give no assurance that even if we obtain proceeds from this offering that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may:

         o        restrict our growth;
         o limit our development of or improvements to existing products and services;
         o        limit our ability to take advantage of future opportunities;
         o        lessen our ability to compete; and
         o        limit our ability to continue operations.

         We can give no assurance that additional financing will be available to us, if needed, or that it will be available on terms acceptable to us. In addition, any sale of our equity securities may involve substantial dilution to our then-existing shareholders.

THE RESULTS OF OUR OPERATIONS ARE DEPENDENT ON TWO SIGNIFICANT EMPLOYEES.

         The loss of our two significant employees and officers may adversely affect our growth objectives. Our success in achieving our growth objectives depends upon the efforts of Messrs. Pope and La Puma, our President and Secretary/Treasurer, respectively. The loss of services of these individuals may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose these individuals' services.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

         Our Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

         In the future, the authorization of our preferred stock may have an adverse effect on the rights of holders of our common stock. We may, without further action or vote by our shareholders, designate and issue shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

         Our Articles of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

OUR OFFICERS AND DIRECTORS DECLARED PERSONAL BANKRUPTCIES LAST YEAR.

         Victoria and Michael F. Pope declared personal Chapter 7 bankruptcy in 1999. Philip C. La Puma declared personal Chapter 7 bankruptcy in 1999, which have been discharged. Although we believe the outcome of such personal bankruptcies should not have any adverse impact on our business, we cannot make such assurances.

RISKS RELATING TO THIS OFFERING

         THIS OFFERING IS BEING MADE WITHOUT AN UNDERWRITER, THEREFORE, IT IS POSSIBLE THAT THE WE WILL NOT SELL ALL THE SHARES OFFERED.

         The offering is self-underwritten. This means we will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of our officers, and we will not pay any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If the Company does not raise the full amount being sought, it will have to modify its business plan to reduce its proposed expenditures. A substantial reduction in the business plan may impair the business and financial ability of the company and require it to cease operations.

THERE MAY EXIST CERTAIN CONFLICTS OF INTEREST, SINCE 2,000,000 SHARES ARE BEING SOLD TO THE PUBLIC BY OUR OFFICERS AND DIRECTORS, WHO ALSO ARE SELLING 600,000 SHARES OF THEIR OWN.

         The plan of distribution approved by the board of directors requires that at least 25% of the 2,000,000 shares be sold before Selling Shareholders may offer their shares.

FUTURE SALES OF SHARES BY OUR PRINCIPAL STOCKHOLDERS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         After completion of this offering, there will be 3,250,000 shares of our common stock outstanding, of which 1,250,000 shares, or 32.5%, will be held by our directors, officers and principal stockholders. Of this amount, no shares may be sold in the public market from time to time, without registration, subject to limits on the timing, amount and method of these sales imposed by the securities laws under Rule 144. After July 20, 2001, Messrs. Pope and La Puma may sell their shares subject to volume limitations of Rule 144. You should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the common stock in any market which may develop and, therefore, the ability of any investor to market his shares may depend upon the number of shares that are offered and sold. Moreover, the perception in the public markets that these sales by principal stockholders might occur could also adversely affect the market price of our common stock.

IF THE PROCEEDS OF THIS OFFERING ARE MINIMAL OUR OPERATIONS WILL BE LIMITED IN GROWTH.

         If we receive only 10% of the proceeds from the sale of 200,000 shares of common stock in this offering, our net proceeds of $10,000 will be used in our working capital. Such proceeds will not be sufficient to expand our operations in the purchase of real estate or in our mortgage operations, and consequently such result of this offering would limit substantially our growth.

                           FORWARD-LOOKING STATEMENTS

         This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.

                             SUMMARY FINANCIAL DATA

         The information below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the accompanying financial statements and notes included in another section of this prospectus. The as adjusted column reflects the sale of 2,000,000 shares of common stock in this offering at an assumed offering price of $.20 per share, after deducting the estimated offer. It excludes any sale of 600,000 shares by selling shareholders or resale of 50,000 shares underlying the Alami Warrant.

                         TIME LENDING, CALIFORNIA, INC.

                    Audited Balance Sheet As of June 30, 2001

                                                                JUNE 30
ASSETS:                                                          ACTUAL
-------                                                          ------

Current Assets:                                                  $81,726
         Cash and cash equivalents
Total Current Assets                                              81,726
Property and Equipment:
 - net of accumulated depreciation of $27,131                      2,589
Total Fixed Assets                                                 2,589
Other Assets:
         Deposits                                                    110
         Property investment                                     198,444
                                                                 -------
Total Other Assets                                               198,554

TOTAL ASSETS                                                    $282,869
                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Accounts payable                                         $9,038
         Accrued expenses                                            810
         Notes payable - Shareholders                             78,000
         Current portion of long-term debt                         3,034

Total Current Liabilities                                         90,882

         Long-Term Debt                                          196,244
                                                                 -------

TOTAL LIABILITIES                                                287,126
                                                                 =======
Stockholders' Equity:
         Preferred stock, $0.001 par value; 200,000 shares
         authorized, none issued and outstanding. Common stock, 251 no par value; 20,000 authorized, 1,250,000 shares issued and outstanding

Additional Paid-in Capital                                         2,001

Retained earnings (deficit)                                      (7,508)

Total Stockholders' Equity                                       (4,257)

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $282,869

                                     Book Value Per Share       (0.0034)

                                 USE OF PROCEEDS

         If the nominal amount of 10% of the shares are sold, 200,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $10,000,after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

APPLICATION                                     AMOUNT   PERCENT OF NET PROCEEDS

  o  Direct Mail Marketing (Time Marketing)         $ 0             0%

  o  Real Estate Investment/Development             $ 0             0%

  o  Mortgage Marketing and Expansion               $ 0             0%

  o  Working capital and general
       corporate purposes                       $10,000           100%

  Total                                         $10,000           100%

         If the amount of 25% of the shares are sold, 500,000 shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $70,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

APPLICATION                                     AMOUNT   PERCENT OF NET PROCEEDS

  o  Direct Mail Marketing (Time Marketing)     $17,500            25%

  o  Real Estate Investment/Development         $14,000            20%

  o  Mortgage Marketing and Expansion           $10,500            15%

  o  Working capital and general
       corporate purposes                       $28,000            40%

  Total                                         $70,000           100%

         If the amount of 50% of the shares are sold,1,000,000shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $170,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

APPLICATION                                      AMOUNT  PERCENT OF NET PROCEEDS

  o  Direct Mail Marketing (Time Marketing)     $42,500            25%

  o  Real Estate Investment/Development         $34,000            20%

  o  Mortgage Marketing and Expansion           $25,500            15%

  o  Working capital and general
       corporate purposes                       $68,000            40%

  Total                                        $170,000           100%

         If the amount of 75% of the shares are sold, 1,500,000shares, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $270,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

APPLICATION                                      AMOUNT  PERCENT OF NET PROCEEDS

  o  Direct Mail Marketing (Time Marketing)     $67,500            25%

  o  Real Estate Investment/Development         $54,000            20%

  o  Mortgage Marketing and Expansion           $40,500            15%

  o  Working capital and general
       corporate purposes                      $108,000            40%

  Total                                        $270,000           100%

         If all 2,000,000 shares are sold, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $370,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

APPLICATION                                      AMOUNT  PERCENT OF NET PROCEEDS
Direct Mail Marketing (Time Marketing)          $92,500            25%
Real Estate Investment/Development              $74,000            20%
Mortgage Marketing and Expansion                $55,500            15%
Working capital and general
  corporate purposes                           $148,000            40%
         Total                                 $370,000         100.0%

         None of the proceeds from the sale of shares by selling shareholders will be used by us.

         The working capital requirements of our company includes general administrative expenses, salaries, corporate overhead, office rental expense, accounting and professional expenses and similar expenses. The priorities of use of proceeds is described in the above charts. If only a nominal amount of capital is raised, the cost of the offering has the first priority with a minimum of $10,000 for working capital as the second priority. The remaining priorities are as shown above. None of these proceeds will be used to discharge the debt to Mr. Pope and Mr. La Puma. They will be paid out of operations with periodic payments when and if cash flows exist that will allow such payments.

         Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

         Although we have made allocations for the use of the net proceeds of the offering, management may change the allocations in its sole discretion based on the amount of funds actually received. If less than all the shares are sold, we will delay the expenses associated with property investment. We also would reduce the working capital allocation and try to reduce the other anticipated expenses, especially in the area of expansion. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

         In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan or management decisions based on arbitrary decision making. Investors should understand that we have wide discretion over the use of proceeds. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of the Company.

                                 DIVIDEND POLICY

         We expect to retain all earnings generated by our operations, if any, for the development and growth of our business. We do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

         Since we have not paid any dividends on our common stock and do not intend to do so in the foreseeable future, a purchaser in this offering will only realize an economic gain on his or her investment from an appreciation, if any, in the market price of our common stock.

                          MARKET PRICE OF COMMON STOCK

         Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.

         The price of our common stock after the offering may fluctuate widely and may trade at prices significantly below its initial public offering price. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade.

         We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board, operated by NASDAQ. Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

         The application of the "penny stock regulation" could adversely affect the market price of our common stock. Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker- dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

         The price of the shares was arbitrarily determined in order for the Company to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the share in the public market, or that a public market will value the company as we have determined its value.

                    DILUTION OF THE PRICE PAID FOR THE SHARES

          At June 30, 2001, we had a pro forma net tangible book value of ($4,257) or ($.0034) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 1,250,000, the total number of shares of common stock outstanding.

         At June 30, 2001, after giving pro forma effect to the sale of 2,000,000 shares of common stock in this offering at an assumed initial public offering price of $.20 per share and the receipt by us of the net proceeds from this offering, our pro forma net tangible book value at June 30, 2001 would have been approximately $365,743, or approximately $.113 per share of common stock. The dilution is $.087 per share, or approximately 43.7%, less than the price you are paying per share in this offering. The following table illustrates this dilution for various levels of stock sales:

               Shares of Common Sold                       500,000    1,000,000   1,500,000   2,000,000
               Percentage of the Offering                       25%          50%         75%        100%

     Assumed public offering price per share..............    $.20         $.20        $.20        $.20

     Net tangible book value per share of common stock
     as of June 30, 2001.................................. ($.0034)     ($.0034)    ($.0034)    ($.0034)

     Increase per share attributable to sale of common
     stock in this offering...............................  $.0410       $.0776      $.1125      $.1164

     Pro forma net tangible book value per share of
     common stock after this offering.....................  $.0376       $.0737      $.1091       $.113

     Dilution per share of common stock to investors
     in this offering.....................................  $.1624       $.1263      $.0909       $.087


         The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

         The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:


                                                                           Total       Percentage
                                Price Per     Number of     Percent of  Consideration       of
                                  Share      Shares Held*   Ownership       Paid       Consideration
Existing Stockholders           $.0002008     1,250,000       38.5%         $251            .1%
Investors in this Offering           $.20     2,000,000       61.5%     $400,000          99.9%
                                ---------    ----------      ------    ---------         ------
Total                             $0.0667     3,250,000      100.0%     $400,251           100%
                                =========    ==========      ======    =========         ======

* Excludes 50,000 shares issuable upon exercise of the Alami Warrant.

                                 CAPITALIZATION

         The following table sets forth our capitalization. The actual column shows our capitalization as of June 30, 2001.

                                                               JUNE 30,
                                                                 2001
                                                                Actual

Short Term Debt                                                 $90,882
Long Term Debt                                                  $96,244
Stockholders' Equity
         Common stock - $.001 par value, 20,000,000
         shares authorized, 1,250,000 shares issued and
         outstanding;
         Paid in Capital                                          1,250
         Additional Paid-in Capital                               2,001
             Accumulated Retained Earnings (Deficit)             (7,508)

Total Stockholder's Equity                                       (4,257)

Total Capitalization                                           $282,869

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         Time Lending, California, Inc. was formerly the wholly-owned, operating subsidiary of Time Financial Services, Inc., a Nevada corporation. A share exchange transaction pursuant to the share exchange agreement signed between Time Financial Services, Inc. and Interruption Television, Inc., a Nevada corporation, was completed on July 20, 2000. As a part of that transaction, Time Lending, California, Inc. was sold to the management (comprised of Messrs. Pope and La Puma) and all Time Financial shares held by Time Lending, California, Inc. were cancelled.

         We became independently owned on July 20, 2000 following the share exchange transaction described above. Up to that date we were the only operating, wholly-owned subsidiary of Time Financial Services, Inc. and all financial statements reported by Time Financial Services, Inc. were consolidated statements of which Time Lending, California represented 100% of the operating activities.

         With interest rates remaining low for 2001, we anticipate that the prospects for immediate growth are encouraging, especially in the direct mail segment. Mortgage lending should also grow slowly until staffing of loan officers increases and that is dependant on the success of this offering.

FISCAL YEAR ENDED JUNE 30, 2001 AUDITED FOR TIME LENDING, COMPARED TO PREDECESSOR COMPANY, TIME FINANCIAL FOR THE FISCAL YEAR ENDED JUNE 30, 2000.

The following financial review and analysis is intended to assist in understanding and evaluating the financial condition and results of operations of Time Lending for Fiscal Year Ended June 30, 2001. This information should be read in conjunction with the financial statements and accompanying notes included in this report.

Company Overview

         Time Lending is engaged in business as a mortgage broker to originate first and second loans secured by real estate through deeds of trust and mortgages. Time Lending has three subsidiaries. Time Marketing Associates, Inc., a Nevada corporation, which is engaged in the business of direct mail marketing. Time Marketing's mailing piece generates mortgage leads for mortgage broker and lender clients across the country. Tenth Street Inc., a Nevada corporation, is engaged in the business of brokering mailing lists for direct mail. This business compliments Time Marketing by selling targeted mailing lists to Time Lending and its clients.

         Time Management Inc., a Nevada corporation, is engaged in the business of managing real estate properties owned by Time Lending. These properties were purchased from HUD foreclosures and the open market, repaired and renovated, and sold or rented.

                              RESULT OF OPERATIONS

                                     Fiscal Year Ended       June 30, 2000
                                     June 30, 2001           (Predecessor)

Total Revenues                          $538,959              $474,192

Total Expenses                          $546,467              $684,148
Extraordinary Loss                                            ($95,000)

Net Income(Loss)                        $ (7,508)            ($304,956)

Weighted Average Stock Outstanding     1,250,000             1,590,689

Earnings (Loss)per Share before Tax       ($.006)               ($0.19)

         Overall Time Lending's operations improved significantly for the fiscal year ended June 30, 2001 compared to the fiscal year ended June 30, 2000 for the predecessor company, Time Financial. Most business segments had improved revenues and declining expenses. This was a reflection of an improved business climate for real estate loans, real estate and the marketing services that we provide for the mortgage industry.

         Capacity utilization of our computer printers went from approximately 30% to near 45%. There is still ample capacity for growth that we expect due to our business plan for fiscal 2002.

         For purposes of the analysis each business segment is discussed on a consolidated statement basis.

         MORTGAGE LENDING/ TIME LENDING, CALIFORNIA

         The mortgage lending segment is brokering real estate mortgages. Loans are originated by Time Lending and funded by wholesale lenders, and Time Lending receives a broker commission of 1 to 2% of the loan amount. For this segment, loan commissions and fees from loan brokering were $162,877 for the fiscal year ended June 30, 2001. Expenses for this segment were $169,432 and this segment resulted in a loss of ($6,555) for the fiscal year ended June 30, 2001.

         This compares to the fiscal year ended June 30, 2000 of Time Financial, the predecessor company, where revenue for this segment was $84,703 and expenses were $280,228 and the net loss was ($195,525). The trend for this business segment is revenue is up and expense is down. Revenue increased $27,574 or 32.6%. We expect mortgage revenues to increase 10 to 15% in fiscal 2002 with the continuing refinance market. Expense declined $157,607 or 56.2% over the two year period. Expense should remain constant in 2002 with increased revenue, except for increased loan commissions paid. This segment should show positive profit contribution in 2002.

         Interest rate declines have driven the increases in mortgage refinances. This should continue through the end of calendar 2002. We expect that when rates increase this refinance boom may slow down. Profitability of this segment is a function of volume. Volume should increase as marketing dollars are expended to increase sales. The market shifts to less rate sensitive loans when rates increase. These are typically home equity loans made possible with increasing home prices.

         REAL ESTATE MANAGEMENT/TIME MANAGEMENT INC.

         The real estate segment includes acting as a California real estate broker in sale transactions, buying foreclosure or single family properties in need of repair and reselling them. The single family home may be rented until sold, but the primary objective is to improve and sell all properties. For this segment, rents and fees from real estate were $49,611 for the fiscal year ended June 30, 2001. Expenses for the real estate segment were $57,109 for the fiscal year ended June 30, 2001. This resulted in a loss of ($7,498) for the fiscal year ended June 30,2001 for the real estate segment.

         Rental income will continue to decline as each property held is sold. This will reduce the negative cash flow required to hold property for sale. We plan to seek new projects only if there is sufficient capital to allow that.

         DIRECT MAIL MARKETING/TIME MARKETING ASSOCIATES

         The direct mail segment is operated under the names, Signature Marketing and Time Marketing Associates. The direct mail marketing is the imprinting of addresses on a two part mailer designed for the mortgage industry. Revenues for this segment were $326,471 for the fiscal year ended June 30, 2001.

         Expenses for this direct mail segment were $324,243 for the fiscal year ended June 30, 2001.

         This segment produced net income before tax of $2,228 for the fiscal year ended June 30, 2001.

         This compares to the fiscal year ended June 30, 2000 of Time Financial, the predecessor company, where revenue for this segment was $350,401 and expenses were $301,217 and the net revenue was $49,184. The trend for this business segment is revenue is increasing by quarter. The decline from fiscal 2000 to 2001 was due to reduced marketing/sales effort. We expect marketing revenues to increase 20 to 30% in fiscal 2002 with the continuing sales efforts allowed by this offering.

          The direct mail marketing segment concentrates on marketing for mortgage companies. Its success is tied to the mortgage market which is affected by interest rate changes. As rates continue to be low, business should continue to increase through the end of calendar 2001. When mortgage rates begin to increase again, revenues may decline, but will still remain near this year's level.

         The above figures include the period between July 1 and July 20 for the predecessor company Time Financial. All income was paid to Time Lending on July 20 and all expenses for that period were paid by Time Lending on July 20, 2000 to properly reflect the close of the sale of Time Lending on that date.

FISCAL YEAR ENDED JUNE 30, 2000 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1999 PREDECESSOR COMPANY, TIME FINANCIAL

         Time Financial Management's plan for the fiscal year was to find a merger partner that would benefit shareholders by offering a growth opportunity. Many companies were examined. One was chosen and a letter of intent was signed with Holoworld Restaurants in September 1999. After several months of due diligence, management decided against continuing with the merger and cancelled the letter of intent. Subsequently, Management began negotiating with Interruption Television; a Singapore based producer of "Extreme Sports" style television programming in Asia. A definitive agreement was signed between Time Financial Services and Interruption Television and the share exchange agreement (merger) completed on July 20, 2000.

         Annual Audited Financial Statements for Time Financial Services, Inc for the fiscal year ended June 30, 2000 are included, because Time Lending was the only wholly-owned, operating company for Time Financial Services, Inc. The business plan, operations and results are the results of Time Lending.

         Revenues were down 55.2% or ($474,192) for the Fiscal Year ended June 30, 2000. Time Lending experienced a loss of ($304,956) for this period. This loss was a reflection of Management's emphasis on finding a merger partner, and declining mortgage markets with the loss of the Money Store as a large buyer of 125% LTV equity loans. This cut out a large component of the direct mail business that was active at the time. Only when interest rates began to decline did the revenues begin to come back up.

         Time Lending's cash position declined (22.5%) or $22,079 to $25,897 by year-end. The California and Nevada real estate markets continue to be strong and are anticipated to remain so over the next year.

         A summary of these transactions is below:

                     MARKET VALUE      EXITING       EQUITY AT      CURRENT
       PROPERTY       AT PURCHASE   LOANS ASSUMED     MARKET       APPRAISAL
       --------       -----------   -------------     ------       ---------

Laughlin, NV
1.  1683 Esteban         $97,000       $71,831        $25,169       $102,000
2.  40 Palm Garden      $100,000       $83,813        $16,187        $99,000

Rialto, CA
3.  1550 Etiwanda        $75,000       $58,000        $17,000       $123,000

         The value of the current market values and description of the properties are based on real property appraisals.

SEGMENT RESULTS 2000 VS 1999

         Time Lending, the subsidiary of Time Financial, the predecessor company, was the mortgage operation. The revenue for fiscal 2000 was $84,793 an decrease of $168,944 or 61.7% over 1999. This was primarily in mortgage loan commissions.

         Two properties were sold for a total of $210,000 that were originally purchased for $191,000.

         Time Lending's Direct Mail Marketing segment generated $350,401 in revenue to Time Lending in fiscal 2000 an increase of $14,773 or 4.4% over fiscal 1999. The total revenue for Time Lending for fiscal 2000 was $474,192. This is an decrease of $584,904 or 55.2% over 1999.

NET INCOME 2000 VS 1999

         Time Lending lost ($304,956) in operations for 2000; the result of increased sales in the Marketing and a significant decrease in the Mortgage segment revenue. This compares to a profit of $140,303 for 1999. Overall expenses were $684,148 including a decrease of $234,645 or 25.5% over 1999. Expenses did not decline as quickly as revenues.

BUSINESS PLANS FOR FISCAL 2002

         Our 2002 fiscal year is July 1, 2001 to June 30, 2002. We plan to increase our emphasis on its direct mail segment and its mortgage lending segment under Time Lending for the new fiscal year. The emphasis will be in the form of increased marketing to mortgage companies through our direct mail campaign. We send out sample mailers to mortgage companies and brokers showing typical results and the benefits of mailing.

         In the mortgage brokering segment, there are minimal fixed costs. Most of the fixed costs are attributed to the direct mail business. The direct mail business is basically prepaid before each mailing eliminating bad debt risk. There is little long term risk in fixed over head, except for the lease of the home office.

         The mortgage segment specializes in specialty loan programs, such as loans for homeowners who went through a bankruptcy, home improvement loans for homeowners who recently purchased their home. This type of home loan is less rate sensitive than traditional mortgage refinancing. We anticipate that with low mortgage rates expected for the second half of 2001, traditional refinancing should dominate the market. We believe that this increase in volume may last at least six months, and could last up to two years.

         Our business plan calls for increased marketing costs. These funds are expected to be generated by sales, and this offering and are intended to be used to create additional revenue growth. Loan marketing will include increasing the number of loan officers by 20% and increasing direct mail to generate leads for them. The direct mail marketing is planned to be increased by focusing on home equity lenders, subprime lenders and FHA/VA refinance lenders.

         There is no minimum in this direct sale offering. If the sale of equity in this offering is not sufficient to meet the plan for 2001, any proceeds will be used for general purposes and we will develop a new plan without the proposed growth. We will then explore the option of selling, merging or maintaining current revenues without growth.

         Based upon our current business plan, we believe that the funds generated by this offering, if the maximum amount is raised, will be sufficient to fund the foregoing applications for at least twenty four months after receipt of the funds.

LIQUIDITY AND CAPITAL RESOURCES

         We had cash of $81,726 at June 30, 2001. We have funded our expenses from operations.

         We will require additional capital to continue to fund our expenses during the next year and for the implementation of the business plan. Selling all real property will create $50,000 working capital. If the real estate market slows down this may not be possible. Two properties haves a pending sale, and the one property is listed for sale. At this time, all of our capital requirements will have to come from operations and the sale of real estate properties. Without additional capital, we will have to curtail the expansion plans, and we will not be able to implement the business plan.

         If the nominal amount of capital is raised of 10% or less, that amount would go to pay the cost of this offering and the remainder would go to general operating funds. If the offering proceeds are 25% of the total offer, these proceeds would fund only nominal growth in each segment for a six month period. If the proceeds reach 50%, this would fund each segment's growth for a period twelve month period and the remainder would go to general funds. If the proceeds reach 75%, this would fund each segment for an eighteen month period.

         There are no significant capital expenditure required for this 24 month growth plan. The marketing segment will require a maximum of two new computer printers with a cost of $4,400 each. These two machines would be leased at $180 per month each(36 months)and paid for through operations

         We do not have any identified capital resources. Moreover, we do not have any arrangements with investment banking firms or institutional lenders. This offering is a self-underwritten transaction. This means that officials of Time Lending plan to sell all the shares offered without the services of any investment professionals or broker-dealers. We will not pay any commissions on the sale of the shares offered by this prospectus. The ability of the Time Lending to implement its business plan and the extent to which it will be able to implement the different aspects of it depend on the amount of funds raised in this offering. Because this is a best efforts offering without a minimum, there is no assurance that any or all the shares offered will be purchased. Also, because this is an offering without any minimum, early investors bear a disproportionate risk that insufficient funds will be raised thereby limiting the ability of the Company to operate as planned.

OTHER MATTERS

         None

                                    BUSINESS

INTRODUCTION

         We, Time Lending, California, Inc., are engaged through our three subsidiaries in the real estate sales, loans, management and direct mailing for mortgage companies and similar real estate related businesses.

         The executive offices are at 1040 E. Katella Ave., Suite B1, Orange, California 92867. Our telephone number is (714) 288-5901.

ORGANIZATION AND SHARE EXCHANGE TRANSACTION

         Our company was organized under the laws of the state of California on November 5, 1996 as Renet Services, Inc. The name was changed to Time Lending, California, Inc. on August 4, 1998 and we reincorporated in the state of Nevada in December, 2000 by merging with Time Lending, California, Inc., a Nevada corporation. Time Lending, California, Inc. was formerly the wholly-owned subsidiary of Time Financial Services, Inc., a Nevada public company. A share exchange agreement was signed between Time Financial Services, Inc. and Interruption Television, Inc., a company which has a high growth potential as a supplier of television content to the television markets of Asia, pursuant to which the share exchange transaction was completed on July 20, 2000. As a part of that transaction, Time Lending California, Inc. was sold to the management (Messrs. Pope and La Puma) and all Time Financial Services, Inc. shares held by Time Lending, California, Inc. were cancelled.

         Time Financial Services, Inc. filed a report on Form 8-K as of July 20, 2000 (Commission File Number 033-22264-FW) which is available for the public review. The share exchange agreement between Time Financial and Interruption Television included the sale of Time Lending's stock to its management comprised of Mr. Michael Pope and Mr. Philip La Puma. Time Lending was the wholly owned subsidiary of Time Financial. Time Lending was the operating company with all income and operations occurring within Time Lending for Time Financial. The Share Exchange Agreement and the sale of Time Lending were approved by written consent of a majority of Time Financial shareholders and the transaction was believed to be set under arms length negotiations. Board of Directors of Time Financial recommended the share exchange to provide rapid growth opportunity for Time Financial Services. All the shares of common stock of Time Lending was sold for one dollar, the indemnification of all liabilities and the cancellation of Time Financial stock held in Time Lending. This included the sale of Time Lending to Mr. Pope and Mr. La Puma of 1000 shares (500 each) of Time Lending common stock for $1.00. An independent valuation was obtained, and it supported this market value. Mr. Pope was President and a Director and Mr. La Puma was the CFO and a Director of Time Financial up to July 20, 2000 when they resigned. They held the same positions in Time Lending and remain so.

         At the time of the share exchange agreement the following were the control persons for each company.

         Time Financial Services, Inc.
         -----------------------------

                                                   Common Stock     Percentage

         Time Lending, California                     289,201          18.1%
         1040 E. Katella Ave. Suite B1
         Orange, CA 92867

         Steve Naramore                               121,365           7.6%
         2910 FM 1960 W. #130
         Houston, TX 77068

         Tenth Street, Inc. - Michael Pope             75,000          4.95%
         1040 E. Katella Ave. Suite B1
         Orange, CA 92867

         Joseph George, Inc. - David La Puma           75,000          4.95%
          Corte Cosco
         Carlsbad, CA 92009

         Interruption Television, Inc.
         -----------------------------

                                                   Common Stock     Percentage

         Danny L. McGill, President                   359,636          64.5%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         Kevin Francis McGrath                         46,424           8.3%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         SIS Netrepreneur                              83,639          15.0%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         John Berman                                   51,155           9.8%
         9422 Readcrest Drive
         Beverly Hills, CA 90210

         Officers and Directors of Interruption Television are: Danny L. McGill, President and CEO; Kevin McGrath, Director Jeffrey Lin, Director and CFO.

         Under the major terms of the Share Exchange Agreement a majority of Time Financial 's shareholders agreed by written consent to (i) a one for three reverse stock split; (ii) a change in corporate name designated by ITV; (iii) the adoption of a stock option plan acceptable to ITV; (iv) the sale of Time Lending, California; and (v) any other matters which the parties mutually agree are needed to amend the Articles of Incorporation of Time Financial.

         Approximately, 17,012,666 (post split) shares of Time Financial stock was exchanged for ITV common stock. In addition, the amount of $50,000 each and a note for $50,000 each was paid to Michael Pope and Philip La Puma as payment for past services rendered to Time Financial and for services rendered in connection with negotiating and closing this transaction.

BUSINESS DESCRIPTION

         Time Lending is a real estate and mortgage company, which offers different products and services for each business. The real estate business is primarily a service business where the real estate broker or agent provides all of the services necessary to a home buyer or seller to insure satisfactory completion of the intended real estate transaction.

         The services Time Lending provides to a home buyer include, an initial consultation with the buyer to evaluate the financial aspects of the home purchase to determine how much the buyer can afford in terms of home price, mortgage payment, taxes, insurance, down payment and any other financial requirements of the home purchase. Other services include showing the buyer homes in his price range, negotiating a contract, with price and terms with the seller, opening escrow, helping with the mortgage application process and insuring a timely and satisfactory close of the home purchase.

         When Time Lending represents a home seller, some of the main services include an initial consultation to determine the home valuation, financial structure of the transaction and length of escrow the seller will require. Time Lending will list a property in a multiple listing service, advertise and provide signage to expose the property to as many home buyers as possible. Time Lending also negotiates the contract on the seller's behalf, participates in the escrow process and works to insure a timely and satisfactory close of the home sale.

         Time Lending's mortgage division provides many services to the mortgage applicant, including how much the borrower may qualify for and afford in terms of mortgage payment, insurance and taxes, providing loan programs agreeable to the borrower and assisting with the mortgage application and all other documentation to insure a timely close.

         Time Lending is a mortgage broker, not a lender. Time Lending does not lend its own money or use bank warehouse facilities, but rather operates as an agent for various lending institutions. The mortgage programs provided by the institutions are priced on a wholesale system allowing the mortgage broker to add his fee or commission and still offer very competitive interest rates and fees to the borrower.

         Mr. Pope is the broker-officer for Time Lending and holds a corporate officer broker license with the California Department of Real Estate. This is the type of license the lending institutions require Time Lending to have to represent these companies as an agent. Mr. Pope has no personal relationship with these companies and thus no conflict of interest exists.

         Time Lending's Direct Mail Marketing Division is a full service direct mail marketing service which prints and mails mortgage solicitations to potential home borrowers on behalf of mortgage companies to generate mortgage leads to help them increase their mortgage business. Time Lending's mortgage division also uses the direct mail division to increase its loan business. The direct mail division consults with mortgage companies to determine how much mail they need to send and what loan programs to offer, as well as what geographical and demographic areas will provide the best results. The expanded marketing requirements of our business plan will allow for seizing the opportunity in the current market brought about by lower long term interest rates. For direct mail marketing, we plan to conduct a mailing campaign monthly to mortgage broker and lenders nationally to build the number of clients that we service. We anticipate that consistent marketing over a twelve month period should result in the doubling of our direct mail marketing revenues. We plan to develop subprime marketing lists in Tenth Street, Inc. that should help secure direct mail business after the refinance boom slows later in the year, as we expect. In addition, we intend to mail directly to consumers on behalf of our Mortgage Division and increase loan commission revenues. These mailings should benefit both the Mailing and the Mortgage Divisions.

         Time Lending operates as both a mortgage company and a real estate company. In California, a real estate brokers license allows you to operate both mortgage and real estate business under the same license. The California Department of Real Estate regulates both mortgage and real estate brokers whose business is solely in California. Time Lending operates exclusively in California, therefore, a real estate brokers license is the only requirement. Although Time Lending is not licensed by any federal agency it must adhere to all federal regulations including the federal fair housing law such as The Fair Housing Amendments Act of 1988), Truth in Lending Act, Consumer Credit Protection Act, National Housing Act, Real Estate Settlement Procedures Act, and all other laws and regulations required by both the state and federal government.

         Michael Pope is the real estate broker and a corporate officer of Time Lending. It is his responsibility to stay current with all new and ongoing regulations and to insure that all employees are kept current on these regulations through ongoing company training and supervision. Mr. Pope must take continuing education courses and stay in good standing with the California Department of Real Estate to renew and maintain his real estate broker's license.

         The real estate division has very experienced agents who are responsible for generating their own leads. Most of this business is generated by referrals and a limited amount of advertising.

         The direct mail and list divisions maintain their competitive position through referrals and an aggressive advertising program.

         Time Lending's experienced management strives to maintain a low overhead which allows it to be very cost competitive and always in the market.

         Mr. Pope and Mr. La Puma served as full-time officers of Time Financial. They now spend 100% of their time managing Time Lending and its subsidiaries.

         Time Lending generates its loan business through the marketing efforts of the Direct Mail Marketing Division which sends out mail pieces on behalf of Time Lending under the DBA of Signature Marketing.

         In addition to mortgages, Time Lending buys and sells real estate for profit. We currently own three single family homes in California and Nevada. We intend to buy and sell homes in its normal course of business. We purchase foreclosures, repair them and resell them at market, capturing a gain on sale.

         Our facility in Orange, California is 2100 square feet of office space which includes the workplace for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility.

         Through our three subsidiaries, we operate three major income producing segments:

         Time Management Inc. is our majority owned subsidiary; incorporated on July 27, 2000 and located in Orange, California. Time Management is a real estate management company with Mike Pope as a broker. It currently manages properties in California and Nevada. It currently only manages properties owned by us.

         Tenth Street Inc. was incorporated in Nevada March 23, 1997 by Michael Pope and was inactive until it was acquired by Time Lending in June, 2000. Tenth Street is set up as the list management company. Tenth Street plans to grow its data sales brokering business as the direct mail business grows with Time Marketing Associates.

         Time Marketing Associates Inc. was incorporated in Nevada on July 27, 2000. It is a majority- owned subsidiary of Time Lending. Its business is addressing via computer printers, a mailing piece for mortgage lenders and brokers. Time Marketing operates under the DBA of Signature Marketing. Through Signature Marketing, we prepare and mail direct mail pieces for mortgage companies to borrowers.

REGULATION

         We will be subject to regulation by numerous federal and state governmental authorities. In California we are regulated by the California Department of Real Estate. Most lending practices fall under Federal Department of Housing and Urban Development (HUD) authority including the mailer prepared for our mortgage clients. If regulations are not properly followed, these authorities have the ability of stopping the business from operating. Compliance is an important aspect of this business.

COMPETITION

         The competition in each segment is as always strong, yet, because of the Company's low overhead, it is able to remain competitive in price and service. Management with its combined fifty years of real estate and mortgage experience is able to respond quickly to market shifts and provide excellent service in all areas. There is no dependence on a single customer or product/service line. The Company is dependent on the mortgage and real estate markets, which are now and look to remain strong over the year. Interest rates always remain the biggest factor in business volume. In an election year, rates were expected to hold steady but now with a recession the threat, the Federal Reserve is lowering rates. We believe that year 2001 will be a strong mortgage refinance year. In our opinion, in this type of market, the major problem is too much growth and competition for qualified employees. We do not expect our staffing to change significantly and we do not expect to be affected by competition for employees.

EMPLOYEES

         We have two full time, and three part time employees, plus four commissioned loan officers.

PROPERTIES

         Our facility in Orange, California is 2100 square feet of office space which includes the work space for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility. The lease for this facility is owned by Tom Van Wagoner. Michael F. Pope, President of Time Lending, California is a guarantor. Tom Van Wagoner and Time Lending, California divide the lease payment with each paying 50%. The lease was signed on January 1999 and will expire December 2002. With the projected growth in business, the only space requirements will be some minor renovation of the current facility at a projected cost of $5000.

         Investment Policies on real estate purchases. The Company will purchase single family homes at or under market that have the need for repair and improvement to bring the property up to its maximum potential. The Company will then repair and improve the home and sell it for a gain. Financing is obtained through new investors loans or by assuming current financing, including taking "subject to". The home may be rented to a tenant until repair or sale is contemplated. Rent receipts are incidental to the project, but useful in deferring costs until market is right for repair and sale. The ability to purchase property is dependent on auction and the competition for properties. Today's market has high demand and increasing prices, making it difficult to purchase properties.

                                   MANAGEMENT

         Our directors and executive officers are as follows:

      NAME                   AGE       POSITION          SINCE
      ----                   ---       --------          -----
Michael F. Pope               52       Director      November 1996
                                       President     November 1996
Philip C. La Puma             62       Director      November 1996
                                       Secretary     November 1996
                                       Treasurer     November 1996
Victoria A. Pope              53       Director      January 1997

         The term of office of each director and executive officer ends at, or immediately after, the next annual meeting of shareholders of the Company. Except as otherwise indicated, no organization by which any director of officer has been previously employed is an affiliate, parent, or subsidiary of the Company.

         MICHAEL F. POPE has been Director of the Company since November 1996, and President since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. Pope was one of the founders of Renet Financial Corporation in 1988. He has a Bachelor of Arts degree in Economics from California State University, Long Beach. He holds a real estate brokers license in the State of California.

         PHILIP C. LA PUMA has been Director of the Company since November 1996 and Secretary/Treasurer since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. La Puma hold a Bachelors of Science degree in Industrial Engineering from Stanford University and an MBA in General Management from the University of Southern California. He also co-founded Renet. He is a Registered Professional Engineer in the State of California.

         VICTORIA POPE has been a Director of the Company since January 1997. She was in the same position with Time Financial Services, Inc. until she resigned July 20, 2000. She has been active in the mortgage industry the past eight years working in various loan production positions from processing through administration at Renet Financial Corporation. She is the spouse of Michael F. Pope. Mrs. Pope has many years of mortgage management experience.

         Victoria and Michael F. Pope declared personal Chapter 7 bankruptcy in 1999. Philip C. La Puma declared personal Chapter 7 bankruptcy in 1999. None of these actions affected the Company. These bankruptcies have been discharged and we believe that they should not have any adverse impact on our business.

         Messrs. Pope and La Puma serve Time Lending in their respective positions on full-time basis.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors of the Company has no committees. In the future, it may establish audit and compensation committees.

LIMITATION ON DIRECTORS' LIABILITIES

         Our certificate of incorporation limits, to the maximum extent permitted under Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in circumstances involving wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Nevada Law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend this type of action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

                             EXECUTIVE COMPENSATION

         The following table sets forth the summary compensation for all officers for services during three fiscal years ended June 30, 2000.

                                                                         LONG
       NAME AND                        ANNUAL        COMPENSATION        TERM
  PRINCIPAL POSITION       PERIOD      SALARY           BONUS           OPTIONS
  ------------------       ------      ------           -----           -------

Michael F. Pope           06/30/00     $50,000           0.00            0.00
Director                  06/30/99     $48,000
President                 06/30/98     $48,000

Philip C. La Puma         06/30/00     $50,000           0.00            0.00
Director                  06/30/99     $48,000
Secretary/Treasurer       06/30/98     $48,000

         The Company does not have any long-term incentive plans nor pension plans. (Except for compensation of Officers who are Directors which Compensation is listed in Summary Compensation Table of Executives)


                                          CASH COMPENSATION              SECURITY GRANTS
                                                                                 Number of
                       Annual                                    Number of       Securities
                       Retainer      Meeting     Consulting      Shares (#)      Underlying
NAME                   Fees ($)      Fees ($)    Fees/Other      Fees ($)        Options/SAR
----                   --------      --------    ----------      --------        -----------
Michael F. Pope        0.00          0.00        0.00            0.00            0.00
Philip C. La Puma      0.00          0.00        0.00            0.00            0.00
Victoria A. Pope       0.00          0.00        0.00            0.00            0.00


                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock by all stockholders that hold 5% or more of the outstanding shares of our common stock, each director and executive officer. Each stockholder named has sole voting and investment power with respect to his or its shares. This table does not include options not exercisable within 60 days of the date of this prospectus. As of the date of this prospectus, there were 1,250,000 shares of common stock issued and outstanding.

                                                                 PERCENT OF       PERCENT OF
                                                                 OWNERSHIP        OWNERSHIP
                                                  NUMBER OF      BEFORE THE       AFTER FULL
NAME                                POSITION      SHARES         OFFERING(1)(2)   OFFERING(3)(4)
----                                --------      ------         --------------   --------------
Michael F. Pope                     President       500,000           40%              6.2%
Selling Shareholder
907 Wilson Street                   Director
Orange, California

Philip C. La Puma                   Secretary       500,000           40%              6.2%
Selling Shareholder
1786 N. Pheasant Street             Treasurer
Anaheim, California                 Director

Abercrombie Investment Corp.                        250,000           20%              7.7%
6566 Corte Cisco
Carlsbad, CA 92009(5)

All officers and directors                        1,000,000           80.00%          12.4%
as a group (2 persons)

(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after June 30, 2000 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

(2) Applicable percentage of beneficial ownership before this offering is based on 1,250,000 shares outstanding as of April 16, 2001.

(3)      Assumes that all 2,600,000 shares offered by this prospectus are sold.

(4)      Excludes 50,000 shares issuable upon exercise of the Alami Warrant.

(5) The beneficial owners of Abercrombie Investment Corp., a Nevada Company, are Ned Chambers, M.D., Todd Hoff, (nephew of Philip C. La
         Puma) and David P. La Puma, (son of Philip C. La Puma). Each beneficial owner listed owns one third of Abercrombie (a private company).

         Messrs. Pope and La Puma are the selling shareholders and each one of them offered 300,000 shares for sale by means of this prospectus. Ms. Alami is a selling shareholder with respect to the resale of 50,000 shares of common stock underlying the Alami warrant. Ms. Alami does not own any securities of Time Lending other than the Alami warrant.

         The shares of common stock of Time Lending offered by the selling shareholders will be offered at $0.20 per share. Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. There are no other arrangements or understandings with respect to the distribution of the common stock. The selling shareholders are selling all of their shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with organizing the Company on July 20, 2000, persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share On December 29, 2000, the outstanding shares were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding. On December 29, 2000, 250,000 shares of common were purchased by Abecrombie Investment Corp. at par value of $.001 per share, increasing the total outstanding number of shares to 1,250,000 shares of common.

         Messrs. Pope and La Puma each loaned us $39,000 evidenced by demand promissory notes. The notes bear an interest of 5% per annum. There were no transactions, or series of transactions, for the fiscal year ended June 30, 2000, nor are there any current proposed transactions, or series of the same, to which the Company is a party, in which the amount exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officers, nominee, five percent shareholders of any member of the immediate family of the foregoing person, have or will have a direct or indirect material interest.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

         Our certificate of incorporation authorizes us to issue up to 20,000,000 shares of common stock, par value $.001 per share. There are 1,250,000 shares issued and outstanding as of the date of this prospectus. Upon completion of this offering, there will be 3,250,000 shares of common stock issued and outstanding.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

PREFERRED SHARES

         Our Articles of Incorporation authorize 200,000 shares of Preferred stock. None have been issued.

TRANSFER AGENT

         The transfer agent and registrar for common stock is not determined as of this date. The Company is currently reviewing the market for a suitable vendor.

                         SHARES ELIGIBLE FOR FUTURE SALE

         After the completion of this offering, we will have 3,250,000 shares of common stock outstanding. All 2,600,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933 (including the resale of 50,000 shares issuable upon exercise of Alami Warrant). Out of 3,250,000 shares outstanding, 650,000 shares may be sold from time to time in the public market without registration pursuant to Rule 144.

         Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.

         Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              PLAN OF DISTRIBUTION

         The shares in this offering will be sold by the efforts of Michael F. Pope, our President and the other officers and directors of the Company. They will not receive any commission from the sale of any shares. The officers/selling security holders will refrain from selling any of their shares until 25% of the primary offering has been sold. Then selling security holders may sell but must disclose to buyer that they are buying from selling security holders and must be offered the choice to purchase from the primary offering instead, if such shares remain available.

They will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

         1. None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

         2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

         3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

         4.       All of the selling persons meet the conditions of paragraph
                  (a) (4) (ii) of Rule 3a4- 1 of the Exchange Act, in that they
                  (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

         Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Company and a possible investment in the offering.

         We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

         This offering will commence on the date of this prospectus and continue for a period of six months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell. We will use our best efforts to update the registration statement and maintain its effectiveness for 120 days.

PROCEDURE OF SUBSCRIPTION

         If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Time Lending California, Inc.

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered property of the Company once cleared by our bank. Certificates for the shares purchased will be issued and promptly distributed by our transfer agent, however, it is anticipated that the issuance and distribution of certificates will take several weeks from the time a subscription is accepted.

                                  LEGAL MATTERS

         Law Offices of Iwona J. Alami, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

                                     EXPERTS

         Our financial statements have been included in the registration statement in reliance upon the report of Michael Johnson & Co., LLC independent certified public accountants, appearing in the registration statement, and upon the authority of this firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at of its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

             FINANCIAL STATEMENTS OF TIME LENDING, CALIFORNIA, INC.

                                TABLE OF CONTENTS

Financial Statements (Audited) For Fiscal Year Ended June 30, 2001.

         Balance Sheet

         Statement of Income and Retained Earnings

         Statement of Stockholders' Equity

         Statement of Cash Flows

         Notes to Financial Statements

Financial Statements (Audited) For Time Financial Services, Inc.
                  For the Fiscal Years Ended June, 2000 and June, 1999.

         Independent Auditor's Report

Balance Sheet

         Statement of Income and Retained Earnings

         Statement of Stockholders' Equity

         Statement of Cash Flows

         Notes to Financial Statements

                         TIME LENDING, CALIFORNIA, INC.

                        AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 30, 2001

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Time Lending, California, Inc.
Orange, CA

We have audited the accompanying balance sheet of Time Lending, California, Inc. as of June 30, 2001 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Lending, California, Inc. as of June 30, 2001, and the results of it's operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael Johnson & Co., LLC
Denver, Colorado
July 6, 2001

                         TIME LENDING, CALIFORNIA, INC.
                           Audited Consolidated Balance Sheet
                                  June 30, 2001

ASSETS:
-------

CURRENT ASSETS:
   Cash and cash equivalents                                    $   81,726
                                                                -----------
TOTAL CURRENT ASSETS                                                81,726
                                                                -----------

PROPERTY AND EQUIPMENT:
  Net of accumulated depreciation of $29,331                         2,589
                                                                -----------
TOTAL FIXED ASSETS                                                   2,589
                                                                -----------
OTHER ASSETS:
   Deposits                                                            110
   Property investment                                             198,444
                                                                -----------
TOTAL OTHER ASSETS                                                 198,554
                                                                -----------
TOTAL ASSETS                                                    $  282,869
                                                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                             $    9,038
   Accrued expenses                                                    810
   Notes payable - Shareholders                                     78,000
   Current portion of long-term debt                                 3,034
                                                                -----------
TOTAL CURRENT LIABILITIES                                           90,882
                                                                -----------
   Long-Term Debt                                                  196,244
                                                                -----------
TOTAL LIABILITIES                                                  287,126
                                                                -----------
STOCKHOLDERS' EQUITY:

   PREFERRED STOCK, $.001 PAR VALUE; 200,000 SHARES
      authorized, none issued and outstanding                            -
   Common stock, $.001 par value; 20,000,000 shares
      authorized, 1,250,000 issued and outstanding                   1,250
   Additional Paid-in Capital                                        2,001
   Retained earnings (deficit)                                      (7,508)
                                                                -----------
TOTAL STOCKHOLDERS' EQUITY                                          (4,257)
                                                                -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  282,869
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                      Audited Consolidated Statement of Operations
                        For the Year Ended June 30, 2001

REVENUE:

   Marketing income                                               $    326,471
   Loan income                                                         162,877
   Rent Income                                                          13,258
   Real Estate sale                                                     19,831
   Other revenue                                                        16,522
                                                                  -------------

TOTAL REVENUE                                                          538,959
                                                                  -------------

COSTS AND EXPENSES:

   Loan officer commissions                                            169,432
   Operating costs & marketing expenses                                324,243
   General and administrative                                           52,792
                                                                  -------------

TOTAL OPERATING EXPENSES                                               546,467
                                                                  -------------

NET INCOME (LOSS)                                                 $     (7,508)
                                                                  =============

BASIC (LOSS) PER SHARE                                            $      (0.01)
                                                                  =============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                            1,125,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                             Audited Statement of Cash Flows
                        For the Year Ended June 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                $     (4,603)
  Adjustments to reconcile net loss to net cash used in
   operating activities
      Depreciation and amortization                                         200
      Changes in assets and liabilities:
           Decrease in Notes receivable                                  12,245
           Decrease in Employee advances                                  5,244
           Increase in Accounts payable                                  11,371
           Decrease in Accrued expenses                                (100,826)
                                                                   -------------
      Net cash used by operating activities                             (76,369)
                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisitions of business, net of cash acquired                      (10,403)
                                                                   -------------
      NET CASH PROVIDED BY INVESTING ACTIVITIES                         (10,403)
                                                                   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Notes Payable                                         90,000
     Repayment of debts                                                    (623)
                                                                   -------------
      NET CASH USED BY FINANCING ACTIVITIES                              89,377
                                                                   -------------
Net Increase in Cash and Cash Equivalent                                  2,605

Cash and Cash Equivalents at Beginning of Year                           75,897
                                                                   -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $     78,502
                                                                   =============
SUPPLEMENTAL DISCLOSURE Cash paid during the year for:
 Interest                                                          $      4,222
 Income Taxes                                                      $          -
                                                                   -------------

   The accompanying notes are an integral part of these financial statements.


                         TIME LENDING, CALIFORNIA, INC.
                 Audited Consolidated Statement of Stockholder's Equity
                                  June 30, 2001


                                     COMMON STOCK                         Additional          Retained              Total
                                     --------------------------------       Paid-in           Earnings          Stockholders'
                                        Shares             Amount           Capital           (Deficit)             Equity
                                     --------------     -------------    --------------     --------------     -----------------
                        July 1, 2000     1,000,000            $1,000            $(999)                 $-                    $1

                  Issuance for stock       250,000               250                 -                  -                   250

                            Net Loss             -                 -                 -            (7,508)               (7,508)
                                     --------------     -------------    --------------     --------------     -----------------

             Balance - June 30, 2001     1,250,000            $1,250            $(999)           $(7,508)              $(7,257)
                                     ==============     =============    ==============     ==============     =================


   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 1 - ORGANIZATION AND PRESENTATION:
         -----------------------------

On August 4, 2000, Time Lending, California, Inc., a Nevada corporation (Time-Nevada) was created for the sole purpose of effecting a merger of Time Lending, California, Inc., a California corporation (Time-California), with and into Time - Nevada.

Time Lending, California, Inc. was incorporated under the laws of the State of California on November 5th of 1996. Time Lending, California is a real estate loan broker licensed under the California Department of Real Estate. A share exchange agreement dated June 7, 2000 effective July 21, 2000 was entered into between Time Financial Services, Inc. (TIMF) a Nevada corporation, Time Lending, California, a wholly-owned subsidiary of TIMF, INTERRUPTION Television, Inc. a Nevada corporation (ITV) and Interruption Television PTE LTD a wholly-owned subsidiary of ITV. In this share exchange agreement and asset sale and purchase contract, Time Financial Services, Inc. sold all shares of Time Lending, California to Michael F. Pope and Philip C. LaPuma, at the appraised value of one dollar. This acquisition was done utilizing the purchase method. Time Lending, California issued the total one thousand authorized shares of no par value common stock evenly to the purchasers. Time Lending, California is to indemnify and hold harmless ITV and its officers, directors, successors and assigns, from and against and in respect of any and all losses, costs, liabilities, claims, penalties, damages and expenses resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by Time Financial Services, Inc.

On December 4, 2000, Time Lending, California, Inc., a California corporation (Time - California) and Time Lending, California, Inc., a Nevada corporation (Time - Nevada), entered into a merger agreement. Time-California and Time-Nevada are referred to herein collectively as the "Constituent Corporation, merged under a special agreement and plan of merger. The Agreement and Plan of Merger entered into between the Constituent Corporations was approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 1103 of the California Corporation Code and Section
78.475 of the Nevada Revised Status and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the California Company to the State of Nevada. Time-Nevada is the surviving corporation.

REVENUE RECOGNITION
-------------------

Marketing Income is from direct mail marketing projects. Time Lending, California, Inc. records its income on an accrual basis. Rental income is recorded on an accrual basis.

Loan Fees are primarily mortgaged origination fees. Revenue is recorded at the time of mortgage closing.

CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

           Furniture and fixtures                              5 years
           Computer equipment and software                   3-5 years
           Demonstration equipment                             5 years
           Leased equipment                                    3 years

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 1 - ORGANIZATION AND PRESENTATION (CONT):
         ------------------------------------

USE OF ESTIMATES:
-----------------

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

OPERATING SEGMENTS:
-------------------

In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments

NET EARNING (LOSS) PER SHARE
----------------------------

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, EARNINGS PER SHARE. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS
-----------------------------------------------

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

FAIR VALUE OF FINANCIAL INSTRUMENTS:
------------------------------------

The Company's financial instruments include cash, cash equivalents and notes payable.

         Estimates of fair value of these instruments are as follows:

                  Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

                  Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 2 - PROPERTY AND EQUIPMENT:
         ----------------------

         Property and equipment consist of the following at June 30, 2001:

              Furniture and fixtures                          $30,270
              Leased equipment                                  1,650
                                                              -------

                                                               31,920
              Less:  Accumulated depreciation                  29,331
                                                              -------

                                                              $ 2,589
                                                              =======

NOTE 3 - FEDERAL INCOME TAXES:
         --------------------

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the difference are expected to reverse. Deferred taxes are recognized if it is more likely than not that the future tax benefit will be realized.

Significant components of the Company's deferred tax liabilities and assets are as follows:

         Deferred Tax Liability                                 $        0
                                                                ===========
         Deferred Tax Assets
                  Net Operating Loss Carryforwards              $    6,408
                  Book/Tax Differences in Bases of Assets            1,100
                  Less Valuation Allowance                          (7,508)
                                                                -----------
         Total Deferred Tax Assets                              $        0
                                                                ===========
         Net Deferred Tax Liability                             $        0
                                                                ===========

NOTE 4 - OPERATING LEASES:
         ----------------

The Company leases office space under an operating lease agreement which expires January 31, 2003. Future minimum lease commitments as of June 30, 2001 are as follows:

                           2002                               $ 15,678
                           2003                                  2,355

NOTE 5 - PROPERTY INVESTMENT:
         -------------------

         The real estate division has acquired three single-family rental properties. These properties are located in Nevada and Southern California. These properties are recorded at the purchase price of $198,444.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 6 - OPERATING SEGMENTS AND RELATED INFORMATION:
         ------------------------------------------

The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Management, direct mail marketing, mortgage loan origination, and other revenues, which are primarily rental income. The following table sets forth key operating information for each business segment:

                                                        Year Ended June 30, 2001
                  Operating Revenue
                       Marketing                               $  326,471
                       Loan Fees                                  162,877
                       Management                                  16,522
                       Rentals                                     33,089
                                                               -----------
                                                               $  538,959
                                                               ===========
                  Operating Profit (Loss)
                       Marketing                               $    2,228
                       Loan Fees                                   (6,555)
                       Management                                  (3,191)
                       Rentals                                         10
                                                               -----------
                                                               $   (7,508)
                                                               ===========
                   Identifiable Assets
                       Marketing                               $   62,528
                       Loan Fees                                   10,500
                       Management                                  11,287
                       Rentals                                    198,554
                                                               -----------
                                                               $  282,869
                                                               ===========

NOTE 7 - NOTES PAYABLE - SHAREHOLDERS:
         ----------------------------

The President and Secretary of the Company provided services and advanced cash to the Company for operations. Certain of these transactions resulted in notes being issued to these individuals which were outstanding at June 30, 2001. Notes payable to the officers are in the amount of $39,000 each, unsecured, bear interest at 5%, and due at June 30, 2004.

NOTE 8 - LONG-TERM DEBT:
         --------------

Following is a summary of long-term debt at June 30, 2001:

                                                                          AMOUNT

       7.5% Notes Payable to Chase Manhattan with monthly payments     $ 67,827
       of $521, maturity date is March 1, 2019

       7.48% Note Payable to Washington Mutual with monthly payments     52,099
       of $585, maturity date is February 10, 2019

       10.25% Note Payable to Wells Fargo Mortgage with monthly          79,352
       payments of $920, maturity date is October 1, 2018
                                                                       ---------
       Total                                                            199,278
       Less Current Maturities                                            3,034
                                                                       ---------
                                                                       $196,244
                                                                       =========

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NOTE 8 - LONG-TERM DEBT (CONT):
         ---------------------

         The following are maturities of long-term debt for each of the next five years:

        2002                                                         3,034
        2003                                                         3,579
        2004                                                         4,124
        2005                                                         4,654
        2006                                                         5,184
        Remaining Balance                                          178,703
                                                                  --------
        Total Debt                                                $199,278
                                                                  ========

NOTE 9 - ASSET SALE AND PURCHASE CONTRACT:
         --------------------------------

The previous officers of Time Financial Services, Inc., Michael F. Pope and Phillip C. LaPuma, purchased all of the business and personal property assets of Time Financial Services, Inc. for one dollar. Included in this asset sale and purchase agreement was also all of the property and assets of Time Lending, California, Inc.

NOTE 10 - SUBSEQUENT EVENT:
          ----------------

The income and expenses for the first 20 days of July 2000, the final sale agreements had not been completed for the sale of Time Financial, Inc. Time Lending, California, Inc. included the income and expenses for the first 20 days in Time Lending, California, Inc. in the current financial statements.

NOTE 11 - GOING CONCERN:
          -------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained an operating loss for this year. As shown in the financial statements, the Company incurred a net loss of $7,508 for 2001. This factor indicates that the Company has doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet are dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

         AUDITED FINANCIAL STATEMENTS FOR TIME FINANCIAL SERVICES, INC.

                   FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Time Financial Services, Inc.
Orange, CA

We have audited the accompanying balance sheet of Time Financial Services, Inc. as of June 30, 1999 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Financial Services, Inc. as of June 30, 1999, and the results of it's operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Michael Johnson & Co., LLC

Denver, Colorado
August 28, 1999

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Time Financial Services, Inc.
Orange, CA

We have audited the accompanying balance sheet of Time Financial Services, Inc. as of June 30, 2000 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Financial Services, Inc. as of June 30, 2000, and the results of it's operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Michael Johnson

Denver, Colorado
September 6, 2000


                          TIME FINANCIAL SERVICES, INC.
                                  Balance Sheets (Audited)

                                                            ASSETS:         2000          1999
                                                            -------         ----          ----
                                                    CURRENT ASSETS:
                                          Cash and cash equivalents     $   75,897     $   97,976
                                                Accounts receivable              -          8,900
                                               TOTAL CURRENT ASSETS         75,897        106,876

                         PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
depreciation of $26,931 and $24,431 at June 30, 2000
and 1999 respectively                                                        4,989          7,489

                                                      OTHER ASSETS:
                                                   Employee advance          5,244          5,000
                                                            Deposit            110            800
                                                    Note Receivable         12,245        120,000
                                                Property investment        296,699        491,699
                                                 TOTAL OTHER ASSETS        314,298        617,499

                                                       TOTAL ASSETS     $  395,184     $  731,864

                              LIABILITIES AND STOCKHOLDERS' EQUITY:

                                               CURRENT LIABILITIES:
                                                   Accounts payable     $   14,705     $   12,649
                                                   Accrued expenses        101,795         28,825
                                 Current portion of  long-term debt          7,155         10,750
                                          TOTAL CURRENT LIABILITIES        123,655         52,224

                                                     Long-Term Debt        261,125        392,717

                                                  TOTAL LIABILITIES        384,780        444,941

                                              STOCKHOLDERS' EQUITY:
                              Preferred stock, no par value 100,000
Shares authorized, none outstanding at
June 30, 2000, none outstanding as of June 30, 1999                              -              -
                   Common stock, $.001 par value; 50,000,000 shares
                                authorized, 1,600,000 and 1,562,755
issued and outstanding at June 30, 2000
and June 30, 1999, respectively                                              1,600          1,562
                                         Additional paid-in capital        591,676        573,346
                                        Retained earnings (deficit)       (582,872)      (287,985)
                                         TOTAL STOCKHOLDERS' EQUITY         10,404        286,923

                         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  395,184     $  731,864



                          TIME FINANCIAL SERVICES, INC.
                        Statement of Operations (Audited)

                                                                            2000          1999
                                                                            ----          ----
                                                          REVENUE:

                                                  Marketing income      $  350,401    $  335,628
                                        Product and software sales               -       133,721
                                                         Loan fees          84,793       253,737
                                                       Rent Income          34,459             -
                                Gain on Sales of Property & Stocks           1,821       273,393
                                                     Other revenue           2,718        62,617
                                                     TOTAL REVENUE         474,192     1,059,096

                                               COSTS AND EXPENSES:

                                          Loan officer commissions         183,358       266,125
                              Operating costs & Marketing expenses         262,370       324,682
                                        General and administrative         238,420       327,986
                                          TOTAL OPERATING EXPENSES         684,148       918,793

                                                Extraordinary Loss         (95,000)            -

                                                 NET INCOME (LOSS)      $ (304,956)   $  140,303

                                            BASIC (LOSS) PER SHARE      $    (0.19)   $     0.11

                         BASIC WEIGHTED AVERAGE SHARES OUTSTANDING       1,590,689     1,265,246
                         TIME FINANCIAL SERVICES, INC.
                      Statement of Cash Flows (Audited)

                                                                            2000         1999
                                                                            ----         ----
                             CASH FLOWS FROM OPERATING ACTIVITIES:

                                                 Net income (loss)      $ (304,956)   $  140,303

                                     Depreciation and amortization           2,500         2,513

                                           (INCREASE) DECREASE IN:
           Accounts receivable                                                   -        (8,900)
           Employee advance                                                      -             -
           Prepaid expenses                                                    800          (800)
           Notes Receivable                                                107,755      (120,000)
           Investment                                                      195,000       295,000
                                           INCREASE (DECREASE) IN:
                                                  Accounts payable          (2,056)       11,537
                                                  Accrued expenses          72,970       (18,221)

               Net Cash Provided by (Used in) Operating Activities          72,013       301,432

                         CASH FLOWS USED FOR INVESTING ACTIVITIES:
                                       Issuance of preferred stock               -       (83,000)
                                          Issuance of common stock              38       113,643
                                   Real  Estate property mortgages         (94,130)     (265,854)

                                Net Cash from Financing Activities         (94,092)     (235,211)

                               NET INCREASE (DECREASE) IN CASH AND
                                                  CASH EQUIVALENTS         (22,079)       66,221

                                       Cash and Cash Equivalents -
                                               Beginning of Period          97,976        31,755

                                       Cash and Cash equivalents -
                                                     End of Period      $   75,897    $   97,976

                                           SUPPLEMENTAL DISCLOSURE
CASH PAID DURING THE YEAR FOR:
Interest                                                                $   44,073    $   36,432
Income Taxes                                                                     -             -

                                       32

                                    TIME FINANCIAL SERVICES, INC.
                              Statement of Shareholders' Equity (Audited)

                                                                                             Additional    Retained      Total
                                                 Preferred Stock           Common Stock       Paid-in      Earnings   Stockholders'
                                               Shares        Amount      Shares     Amount    Capital      (Deficit)     Equity
                                               ------        ------      ------     ------    -------      ---------     ------

               BALANCE - JUNE 30, 1996 (1)          -    $       -     838,327      $838      $314,560    $  201,097     $516,495

                                  Net Loss          -            -           -         -             -      (563,907)    (563,907)

                   BALANCE - JUNE 30, 1997          -            -     838,327       838       314,560      (362,810)     (47,412)

                         Issuance of Stock         83       83,000           -         -             -             -       83,000

                         Issuance of Stock          -            -     367,417       367       145,143             -      145,510

                                  Net Loss          -            -           -         -             -       (55,409)     (55,409)

                   BALANCE - JUNE 30, 1998         83       83,000   1,205,744     1,205       459,703      (418,219)     125,689

 Conversion of Pref. Stock to Common Stock        (83)     (83,000)    202,011       202        82,798             -            -

            Issuance of Stock for Services          -            -     155,000       155        30,845             -       31,000

                                Net Income          -            -           -         -             -       140,303      140,303

                   BALANCE - JUNE 30, 1999          -            -   1,562,755     1,562       573,346      (277,916)      296,992

            Issuance of Stock for Services                              30,000        30         7,470             -        7,500

            Issuance of Stock for Services                               7,245         8        10,860             -       10,868

                                  Net Loss                                   -         -             -      (304,956)    (304,956)

                   BALANCE - JUNE 30, 2000          -            -   1,600,000    $1,600      $591,676    $ (582,872)      $10,404

                                       (1) REFLECTING
                                      20 TO 1 REVERSE
                                          STOCK SPLIT
                                       EFFECTIVE JULY
                                              1, 1997

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND PRESENTATION:

       Market Data Corporation was incorporated in the state of Texas on March 15, 1988. Market Data Corporation, a Texas Corporation, and Renet Financial Corporation, a California corporation, merged on March 1, 1996. During November 1996 the California Corporation was demerged and the shares of the Corporation were distributed to the shareholders of the Company.

       The Company, at a shareholders' meeting on January 7, 1997, completed its name change to Time Financial Service, Inc. effective July 1, 1997. Market Data Corporation also changed its state of domicile from Texas to Nevada by merging with Time Financial Service, Inc., a Nevada corporation. In the articles of merger, the Board of Directors of each company deem it advisable and generally to the welfare of each company that the Texas Company merge with and into the Nevada Company under and pursuant to the provisions of Section 5.07 of the Texas Business Corporation Act and Section 78.475 of the Nevada Revised Statues and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the Texas Company to the State of Nevada.

       The merger was treated as a reverse acquisition for accounting purposes with Time Financial Services, Inc. as the acquirer and Market Data Corp. as the acquiree based upon Time Financial Services, Inc.'s then current officers and directors assuming management control of the resulting entity and the value and ownership interest being received by current Time Financial Services, Inc. stockholders exceeding that received by Market Data Corp. stockholders. The Merger, for accounting purposes, was treated as if Time Financial Services, Inc. issued additional capital stock to Market Data Corp. shareholders for cash.

       The Nevada Company is a corporation duly organized under the laws of the State of Nevada having been incorporated January 29, 1997, has authorized capital stock consisting of 5,100,000 shares of which, 5,000,000 are voting shares of common stock $.001 par value. 100,000 are non-voting shares of preferred stock with no par value. This change also includes a reverse split of the stock. For every twenty shares of Market Data Corporation common stock the shareholder received one share of Time Financial Services stock.

       Time Lending, California is the only operating, wholly-owned subsidiary of Time Financial Services, Inc. and this is a consolidated financial statement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       These financial statements are presented on the accrual method of accounting in accordance with generally accepted accounting principles. Significant principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below:

    DESCRIPTION OF BUSINESS

       Time Financial Services, Inc. markets financial information systems, software and on-line subscription financial data. The Company develops subscription based, daily financial text products that are marketed throughout the financial community. The company also receives mortgage origination fees and marketing service fees.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    REVENUE RECOGNITION

       MARKETING INCOME is from a direct mail marketing joint venture project. Time Financial Services, Inc. records its income on a cash basis as it is received from the joint venture project.

       LOAN FEES are primarily mortgaged origination fees. Revenue is recorded at the time of mortgage closing.

    CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

       ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS:

       Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

    PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

           Furniture and fixtures                              5 years
           Computer equipment and software                   3-5 years
           Demonstration equipment                             5 years
           Leased equipment                                    3 years

    FEDERAL INCOME TAX:

    The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred tax assets are recognized if it is more likely than not that the future tax benefit will be realized.

    USE OF ESTIMATES:

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       OPERATING SEGMENTS:

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments

       FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The Company's financial instruments include cash, cash equivalents and notes payable. Estimates of fair value of these instruments are as follows:

       Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

       Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

NOTE 3 - PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following:

                                             June 30, 2000     June 30, 1999
                                             -------------     -------------

         Furniture and fixtures                   $ 30,270          $ 30,270
         Leased equipment                            1,650             1,650
                                                     -----             -----

                                                    31,920            31,920
         Less:  Accumulated depreciation            26,931            24,431
                                                    ------            ------

                                                   $ 4,989          $  7,489
                                                   =======          ========

NOTE 4 - OPERATING LEASES:

       The Company leases office space from it's joint venture partner on a month to month basis.

NOTE 5 - PROPERTY INVESTMENT:

       The real estate division acquired seven single-family rental properties in August 1997. Three have been sold. These properties are located in Laughlin, Nevada and Southern California.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - OPERATING SEGMENTS AND RELATED INFORMATION:

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Direct mail marketing, product and software mortgage loan origination, and other revenues, which are primarily rental income. The following table sets forth key operating information for each business segment:

                                                        Year Ended June 30,
                                                      2000              1999
                                                   ------------     ------------

         Operating Revenue
              Marketing                            $   350,401      $   335,628
              Product & Software Sales                   2,718          133,721
                   Loan Fees                            84,203          253,737
              Other Revenue                            (58,130)         336,010
                                                   ------------     ------------
                                                   $   379,192      $ 1,059,096
                                                   ============     ============

         Operating Profit (Loss)
              Marketing                            $    49,184      $    45,792
              Product & Software Sales                 (19,543)          (4,849)
                   Loan Fees                          (195,525)         (32,709)
              Other Revenue                           (139,072)         132,069
                                                   ------------     ------------
                                                   $  (304,956)     $   140,303
                                                   ============     ============

         Identifiable Assets
              Marketing                            $    88,142      $    53,281
              Product & Software Sales                     -0-            8,900
                   Loan Fees                            10,343           27,984
              Other Revenue                            296,699          641,699
                                                   ------------     ------------
                                                   $   395,184      $   731,864
                                                   ============     ============

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 - INCOME TAXES

       Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                  June 30
                                                            2000         1999
                                                            ----         ----
sa
         Deferred Tax Liability                          $        -    $      -
                                                         ==========    =========
         Deferred Tax Assets
            Net Operating Loss Carryforwards               582,872      287,900
            Book/Tax Differences in Bases of Assets          2,513      103,000
            Less Valuation Allowance                      (585,385)    (390,900)
                                                         ----------   ----------
         Total Deferred Tax Assets                       $       -    $       -
                                                         ==========   ==========
         Net Deferred Tax Liability                      $       -    $       -
                                                         ==========   ==========

       As of June 30, 2000, the Company had a net operating loss carryforward for federal income tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because of the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused the Company's effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2009.

NOTE 8 - LONG-TERM DEBT:

       Following is a summary of long-term debt at June 30, 2000          AMOUNT

       7.5% Notes Payable to Chase Manhattan with monthly payments      $ 68,732
       of $521, maturity date is March 1, 2019

       10.125% Note Payable to First Union Mortgage Corporation with 80,443 monthly payments of $777, maturity date is April 1, 2020

       7.48% Note Payable to Washington Mutual with monthly payments      54,005
       of $585, maturity date is February 10, 2019

       11.0% Note Payable to GMAC Mortgage with monthly payments          65,100
       of $813, maturity date is October 1, 2018
                                                                       ---------
       Total                                                             268,280
       Less Current Maturities                                             7,155
                                                                       ---------
                                                                       $ 261,125
                                                                       =========

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


       The following are maturities of long-term debt for each of the next five years:

        2001                                                 7,155
        2002                                                 8,586
        2003                                                10,303
        2004                                                12,364
        Remaining Balance                                  229,872
                                                           -------

        Total Long-Term Debt                              $268,280
                                                          ========

NOTE 9 - EXTRAORDINARY LOSS

       In fiscal year 2000, management determined that the note from Lela Elliot for purchase of the Wall Street Whispers is uncollectible in the amount of $95,000.

NOTE 10 - SUBSEQUENT EVENT

       In fiscal year 2000 an agreement was reached to sell Time Financial Services, Inc. to Interruption Television Plc. The original agreement was to be completed by June 30, 2000, however, the closing was not completed until July 20, 2000. Management will maintain the marketing and mortgage portion of the original company. The name of Time Financial Services is to be relinquished to Interruption Television, Inc.

NOTE 11 - ASSET SALE AND PURCHASE CONTRACT

       The previous officers of Time Financial Services, Inc., Michael F. Pope and Philip C. La Puma purchased all of the business and personal property assets of Time Financial Services, Inc. for one dollar. Included in this asset sale and purchase agreement was also all of the property and assets of Time Lending - California, Inc. Time Lending was the only subsidiary of Time Financial Services, Inc.

                            BACK COVER OF PROSPECTUS

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALPINE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                        TABLE OF CONTENTS

                                                              Page

Prospectus Summary                                            6
Risk Factors                                                  7
Dividend Policy                                               13
Market Price of Common Stock                                  13
Business and Plan of Operation                                13
Management's Discussion and Analysis
 and Results of Operations                                    18
Management                                                    25
Principal Stockholders                                        27
Certain Transactions                                          28
Selling Stockholders                                          29
Description of Securities                                     39
Legal Matters                                                 41
Experts                                                       41
Additional Information                                        42
Financial Statements                                          F-1

                         TIME LENDING, CALIFORNIA, INC.

                                2,650,000 SHARES

                                   PROSPECTUS

                               ____________, 2001

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the Nevada permit the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we indemnify under that law.

         The provisions of Nevada law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee................................   $     132.00
Legal Fees and Expenses........................................      15,000.00
Accounting Fees and Expenses...................................       5,000.00
Financial Printing and Engraving...............................       1,132.00
Blue Sky Fees and Expenses.....................................       2,500.00
Miscellaneous..................................................      6,236.00

          TOTAL................................................   $  30,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         There has been three sales of the Company's securities. As noted above, in connection with the merger between Time Financial Services, Inc. and Interruption Television, Inc. and the sale of Time Lending, California, two persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share. On December 30, 2000, those outstanding shares were forward split 1,000 to 1, resulting in a total 1,000,000 shares outstanding and 250,000 share of Common Stock at a value of $.001 per share were sold to Abacrombie Inc. for $250.00, resulting in a total 1,250,000 shares outstanding. The above securities of Time Lending were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami**

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)

     10.6     Demand Promissory Note (Philip La Puma)

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc. *

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)**

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.

ITEM 28.  UNDERTAKINGS

         The undersigned issuer hereby undertakes to provide to the underwriters, the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters, to permit prompt delivery to each purchaser.

The undersigned issuer also undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (1) include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) reflect in the prospectus any facts or events arising after the effective date of the registration statement;

               (3) include any additional or changed material information regarding the plan of distribution;

               (4) for determining liability under the Securities Act, we will treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

               (5) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) As indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)  We undertake:

                  (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the prospectus and the offering of such securities at that time shall be deemed to be the initial bona fide offering of the securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Orange, California on September 28, 2001

                                    TIME LENDING CALIFORNIA, INC.

                                     By:/s/ Michael F. Pope
                                     -------------------------
                                     Michael F. Pope
                                     President
                                     (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                               DATE
        ---------                      -----                               ----
/s/ Michael F. Pope                                                    September 28, 2001
---------------------
Michael F. Pope           President and Director(Principal Executive
                          Officer)

/s/ Philip C. La Puma     Chief Financial Officer and Director         September 28, 2001
---------------------     (Principal Accounting Officer)
Philip C. La Puma


                                  Exhibit Index

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami**

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)

     10.6     Demand Promissory Note (Philip La Puma)

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc. *

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)**

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.